EXHIBIT 21.1

LIST OF SUBSIDIARIES
OF
ASSOCIATED ESTATES REALTY CORPORATION

	State of	State of
Subsidiary	Incorporation	Formation

AERC Arbor, Inc.	Delaware
AERC Arrowhead Station, Inc.	Delaware
AERC Barrington, Inc.	Delaware
AERC Bedford Commons, Inc.	Delaware
AERC Bennell, Inc.	Delaware
AERC Blakeney GP, Inc.	Delaware
AERC Bradford, Inc.	Delaware
AERC Brook, Inc.	Delaware
AERC Central Park, Inc.	Delaware
AERC Christopher Wren, Inc.	Delaware
AERC Clinton, Inc.	Delaware
AERC Country I, Inc.	Delaware
AERC Crossroads GP, Inc.	Delaware
AERC Cypress Shores, Inc.	Delaware
AERC Falls Atlanta, Inc.	Delaware
AERC Georgetown, Inc.	Delaware
AERC of Georgia, Inc.	Ohio
AERC Hampton Funding, Inc.	Delaware
AERC Hampton Point, Inc.	Delaware
AERC Heathermoor, Inc.	Delaware
AERC Kensington Grove, Inc.	Delaware
AERC Lake Forest, Inc.	Delaware
AERC Landings, Inc.	Delaware
AERC of Maryland, Inc.	Delaware
AERC Maryland Funding, Inc.	Delaware
AERC Morgan Place, Inc.	Delaware
AERC Oaks, Inc.	Delaware

	State of	State of
Subsidiary	Incorporation	Formation

AERC Perimeter Lakes, Inc.	Delaware
AERC Reflections, Inc.	Delaware
AERC Reflections Funding, Inc.	Delaware
AERC Remington Place, Inc.	Delaware
AERC Saw Mill Village, Inc.	Delaware
AERC Spring, Inc.	Delaware
AERC Sterling Park, Inc.	Delaware
AERC Summer, Inc.	Delaware
AERC Turnberry, Inc.	Delaware
AERC Vantage Villa, Inc.	Delaware
AERC of Virginia, Inc.	Ohio
AERC Washington Plaza, Inc.	Ohio
AERC Westchester, Inc.	Delaware
AERC Western Reserve, Inc.	Delaware
AERC Williamsburg, Inc.	Delaware
AERC Windsor Pines, Inc.	Delaware
AFMC, Inc.	Florida
Associated Estates Management Company	Ohio
Associated Estates Realty Corporation of Pennsylvania, Inc.	Ohio
Construction Distributors, Inc.	Ohio
Cove at the Landings Lake Association, Inc.	Florida
Merit Enterprises, Inc.	Ohio
MIG II Realty Advisors, Inc.	Ohio

SUBSIDIARY LIMITED LIABILITY COMPANIES

	State of	State of
Subsidiary	Incorporation	Formation

AERC 8th and Harrison, LLC		Delaware
AERC 2140 Medical District, LLC		Delaware
AERC 7001 Arlington Road, LLC		Delaware
AERC Alpha Mill, LLC		NC
AERC Arbor Landings, LLC		Delaware
AERC Arboretum I, LLC		NC
AERC Ashborough, LLC		Delaware
AERC Austin Ranch No. 2, LLC		Delaware
AERC Avon, LLC		Delaware
AERC Belvedere, LLC		Delaware
AERC Bethesda JV, LLC		Delaware
AERC Bristol Germantown JV, LLC		Delaware
AERC Central Park Place, LLC		Delaware
AERC Clinton Place, LLC		Delaware
AERC Country Place, LLC		Delaware
AERC Courtney Chase, LLC		Delaware
AERC DPF Georgia Ventures, LLC		Delaware
AERC DPF Phase I, LLC		Delaware
AERC PDF Phase II, LLC		Delaware
AERC Desmond's Tower, LLC		Delaware
AERC Doral West, LLC		Delaware
AERC Georgetown Park, LLC		Delaware
AERC HP Merger, LLC		Delaware
AERC of Indiana, LLC		Indiana
AERC Landings at Preserve, LLC		Delaware
AERC Lofts at Weston, LLC		NC
AERC of Michigan, LLC		Ohio
AERC Oaks Hampton, LLC		Delaware
AERC Renaissance, LLC		Delaware
AERC Rienzi, LLC		Delaware
AERC River Forest, LLC		Delaware
AERC Riverside Station, LLC		Delaware
AERC St. Mary's Square, LLC		NC
AERC San Raphael, LLC		Delaware
AERC Spring Brook, LLC		Delaware
AERC Spring Valley, LLC		Delaware
AERC Steeplechase, LLC		Delaware
AERC Summer Ridge, LLC		Delaware
AERC of Tennessee, LLC		Delaware
AERC of Texas, LLC		Delaware
AERC Turtle Creek, LLC		Delaware
AERC Vienna Metro, LLC		Delaware
AERC Waterstone, LLC		Delaware
AERC Wellington, LLC		Delaware
AERC Westwind, LLC		Delaware
AERC White River, LLC		Delaware

Bristol at Ghent, LLC	Delaware
Buckhead AERC, LLC	Delaware
GC Acquisition I LLC	Ohio
Sandler at Alta Lago, LLC	Virginia

SUBSIDIARY PARTNERSHIPS

	State of	State of
Subsidiary Partnership	Incorporation	Formation

AEC/Pines Development, Ltd.	Florida
AERC Arboretum, L.P.	NC
AERC Blakeney, L.P.	NC
AERC Crossroads, L.P.	NC
AERC of NC, L.P.	NC
AERC Southpoint, L.P.	NC